                                                                 Exhibit 10(e)-3

PORTIONS OF THIS EXHIBIT IDENTIFIED BY "***" HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE FREEDOM OF INFORMATION ACT.





                     GAS SALE AND PURCHASE CONTRACT BETWEEN
                          CORAL ENERGY RESOURCES, L.P.
                                   AS SELLER
                                      AND
                         MOBILE GAS SERVICE CORPORATION
                                    AS BUYER

                               TABLE OF CONTENTS

ARTICLE I.
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         -----------

ARTICLE II.
         SOURCES OF GAS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         --------------

ARTICLE III.
         RESERVATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         ------------

ARTICLE IV.
         QUANTITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         --------

ARTICLE V.
         PRICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         ------

ARTICLE VI.
         DELIVERY POINTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         ---------------

ARTICLE VII.
         DELIVERY CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         -------------------

ARTICLE VIII.
         FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         -------------

ARTICLE IX.
         ACCOUNTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         ----------

ARTICLE X.
         TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         ----

ARTICLE XI.
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         ---------------

ARTICLE XII.
         WARRANTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         --------

ARTICLE XIII.
          ADDRESSES AND NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          ---------------------

ARTICLE XIV.
          SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          ----------------------

ARTICLE XV.
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         -------------

ARTICLE XVI.
         CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         ---------------

                         GAS SALE AND PURCHASE CONTRACT

         THIS CONTRACT, entered into as of January 1, 1997, by and between CORAL ENERGY RESOURCES, L.P. ("Seller") and MOBILE GAS SERVICE CORPORATION ("Buyer").

                                  WITNESSETH:

         WHEREAS, Seller desires to sell and deliver natural gas to Buyer and Buyer desires to purchase and receive natural gas from Seller upon the terms and conditions set out herein;

         NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, Seller and Buyer agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         1.1 Definitions. Except where the context otherwise indicates another or different meaning or intent, the following words and terms as used herein shall be construed to have the meanings indicated:

                 (a) "Btu" means British Thermal Unit and, if appropriate, also means the plural thereof.

                 (b) "Commodity Price" means the base price per MMBtu as determined pursuant to Sections 5.2, 5.3, 5.4, and 5.5 hereof.

                 (c) "Daily Contract Entitlement" or "DCE" means the daily quantity of gas to be made available to Buyer for nomination pursuant to Section 4.1 hereof.

                 (d) The word "day" means a period beginning at 8:00 a.m. (Central time) on a calendar day and ending at 8:00 a.m. (Central time) on the next succeeding calendar day. The date of a day shall be that of its beginning.

                 (e) "FERC" means the Federal Energy Regulatory Commission and any successor thereto.

                 (f) The word "gas" means natural gas, whether produced with oil or from gas or gas-condensate wells.

                 (g)      "MMBtu" means 1,000,000 Btu.

                 (h) The word "month" means a period beginning at 8:00 a.m. (Central time) on the first day of a calendar month and ending at 8:00 a.m. (Central time) on the first day of the next succeeding calendar month.

                 (i) "Nominated Quantity" means the quantity of gas, in MMBtu per day, nominated by Buyer for a given month pursuant to
         Section 4.3 hereof.

                 (j) "Reservation Charge" means the fee paid Seller to make available for Buyer's nomination a quantity of gas equal to the DCE for the term of this Contract. Such fee shall be calculated pursuant to the provisions of Section 5.1 hereof.

                 (k) "Transporter" means the pipeline used by Buyer to transport gas delivered hereunder.

                 (l) The word "year" means a period of 365 consecutive days from the first day of the month following the month in which the initial nomination is made hereunder, commencing and ending at 8:00 a.m. (Central time), provided that any year which contains the date February 29 shall consist of 366 days.

                 (m) "Yellowhammer Plant" means the Yellowhammer Treating Plant located approximately fifteen miles south of Interstate 10 or state road 193 near Mobile, Alabama.

                                  ARTICLE II.

                                 SOURCES OF GAS

         2.1 Pool Composition. The gas delivered hereunder will be provided from any or all of Seller's sources of gas (the "Pool"). Buyer understands and agrees that Seller may, at any time and from time to time, add to or subtract from the sources comprising the Pool, at Seller' s sole discretion and for any reason. Buyer shall have no rights whatsoever with respect to any particular source of gas in the Pool at any time.

         2.2     Supply Shortage Mitigation. Notwithstanding the provisions of
Section 2.1, the parties intend that deliveries hereunder will be made at the Yellowhammer Plant. Each party agrees to work to mitigate the effect of any reduction in deliveries at the Yellowhammer Plant resulting from force majeure events by seeking alternate supplies and by seeking to arrange for deliveries at other locations on Buyer's pipeline system. Seller may, but shall not be obligated, to deliver gas at any other delivery locations.

         2.3 Remedy. Anything in this Contract to the contrary notwithstanding, Buyer's sole and exclusive remedy, whether at law or in equity, against Seller for Seller's failure to tender gas for delivery under this Contract shall be for the remedies set forth in Section 4.4 hereof.

                                  ARTICLE III.

                                  RESERVATIONS

         3.1 Rights. With respect to any lands from which gas in the Pool is produced, Seller expressly reserves to itself, its successors and assigns, and to each of its gas suppliers, the following rights and such quantities of gas sufficient to satisfy such rights:

         (a) The right to operate such lands free from any control by Buyer, including, without limitation, the fight (but never the obligation) to drill new wells, to repair and rework old wells, to abandon any well and to renew, surrender, release or terminate any lease (in whole or in part), covering such lands,

         (b) The right to deliver gas to lessors of leases on such lands in quantities sufficient to fulfill lease obligations from time to time,

         (c) The right to use gas for development and operation of such lands, including (but not limited to) the use of gas for fuel, drilling (including gas drilling), deepening, reworking, compressing, gas lifting, processing, treating, cycling, repressuring or other supplemental recovery operations,

         (d) The fight to form or participate in the formation of any unit or units, including (but not limited to) any fieldwide unit or units, and thereafter to increase or decrease the size of any unit so formed and to dissolve any unit or units so formed.

         (e) The fight to process gas prior to delivery and to extract components other than methane.

                                  ARTICLE IV.

                                    QUANTITY

         4.1 Daily Contract Entitlement. Seller agrees that it shall have available for nomination by Buyer each month a Daily Contract Entitlement of *** MMBtu's per day. Seller' s obligation to deliver gas shall not exceed, on any day, the Nominated Quantity.

         4.2 Minimum Quantity. Subject to the provisions of Sections 4.3, 4.4, and 4.5, Buyer shall, on each day during the term hereof, take the Nominated Quantity.

         4.3 Nomination. Buyer shall notify Seller, at least six work days prior to the beginning of each month in which deliveries are to occur, of the quantity of gas in MMBtu per day Buyer desires to take delivery of during the succeeding month ("Nominated Quantity"). During a month of deliveries, Buyer may, at its sole option and on 24 hours' notice to Seller, request a variance up or down ("swing") in the Nominated Quantity of up to *** MMBtu per day, provided that the sum of the Nominated Quantity and any swing quantities shall not exceed ***. If the number of requested swings during a month results in 6 or more changes in pipeline nominations, Buyer agrees to pay an additional service fee as set forth in Section 5.1.

         4.4 Failure to Deliver. If Seller fails to tender for delivery all or part of the Nominated Quantity and if such failure is not the result of force majeure, then the parties shall remedy the failure to tender for delivery solely and exclusively through the actions set out below:

         (a) Buyer may charge Seller, and Seller shall pay after billing thereof, the difference between the Commodity Price or the Alternate Commodity Price, as applicable, which would have been paid hereunder for the undelivered gas and such higher price, if any, which Buyer reasonably paid to obtain gas supplies to replace the undelivered gas from third party suppliers.

         (b) If Buyer elects not to take deliveries from the *** or to attempt to secure alternative gas supplies within 15 working days of any failure of Seller to deliver, then Seller is relieved of all obligation under this Section 4.4.

         4.5 Failure to Take. If Buyer fails to take delivery, when available, of the Nominated Quantity and if such failure is not the result of force majeure, then:

                 (a) as to any *** during any month *** of the Nominated Quantity, *** shall *** to ***, in addition to the *** set forth in
         Article V and subject to the provisions of Section 4.5(b), *** of the Nominated Quantity and the quantities actually delivered *** of the Commodity Price or Alternate Commodity Price, whichever is applicable;

                 (b) as to any Nominated Quantities not taken by Buyer which Seller, at its sole option, sells to third parties, Buyer shall pay the difference between (i) *** of the Nominated Quantity and the quantities actually delivered multiplied by the difference between the Commodity Price or Alternate Commodity Price, whichever is applicable, and (ii) the price actually received from third parties multiplied by the number of days Buyer fails to take the Nominated Quantity; and

                 (c) as to failures to nominate the maximum DCE and failures to take the Nominated Quantity, any and all such gas shall be deemed released for the month or the remainder thereof by Buyer for Seller to dispose of as Seller sees fit.

         4.6 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT OR CONTRACT.

         4.7 Standby Service. Subject to the provisions of Article VIII, Seller agrees to tender for delivery an additional quantity of up to *** MMBtu's per day above the Nominated Quantity ("Standby Service") within *** hours of notice from Buyer that an emergency shut down has occurred at the *** and that Buyer desires Standby Service in designated quantities. Buyer agrees to pay Seller, for each MMBtu delivered pursuant to the provision of this Section 4.6, a *** which shall equal the *** utilizing the *** in the *** as published by *** for the respective date of delivery adjusted in accordance with the provisions of Section 5.4 hereof.

                                   ARTICLE V.

                                     PRICES

         5.1 Reservation Charge. Buyer shall pay Seller each month a Reservation Charge calculated as $*** multiplied by the DCE multiplied by the number of days in the month. In addition, the service fee for nomination changes requested during a month pursuant to Section 4.3 shall be $*** per MMBtu for the *** and for each change up to and including *** and $*** per MMBtu for ***. The applicable *** shall be multiplied by the DCE and the number of days in the month.

         5.2 Commodity. Price. Subject to the further provisions hereof, for each MMBtu of gas delivered or for which payment is due hereunder, Buyer shall pay Seller a price to be agreed upon between the parties on or before the sixth working day prior to the end of a month preceding deliveries ("Commodity Price"), provided that if the parties fail to reach agreement as to a Commodity Price, such price shall be determined in accordance with Section 5.3.

         5.3 Alternate Commodity Price. If the parties fail to agree on a Commodity Price pursuant to Section 5.2, Buyer and Seller agree to use an alternate price ("Alternate Commodity Price") to be determined monthly which shall be based on the *** as published by *** in the first issue of each month of deliveries, adjusted in accordance with the provisions of Section 5.4 hereof.

         5.4 Adjustments of price. For billing purposes, the Commodity Price and the Alternate Commodity Price shall be determined at the tailgate of ***, and the Alternate Commodity Price shall be adjusted for deliveries by *** to move gas on the facilities of *** from ***. In the event, at any time during the term of this Contract, the *** is less than or equal to $*** per MMBtu or greater than or equal to $*** per MMBtu, either party shall have the right to demand renegotiation of the Adjustments of Price as described in Section 5.8 of this Agreement.

         5.5 Redetermination of Alternate Commodity Price. If at any time and from time to time *** ceases publication or materially changes the index of prices on which the Alternate Commodity Price is based, then either Buyer or Seller may propose, in written notice to the other party, a new mechanism for determining the Alternate Commodity Price. Until such time as the parties agree to a new mechanism, the interim price for gas shall be based on the index of *** as published by *** in the first publication of each month, adjusted in accordance with the provisions of Section 5.4 hereof.

         5.6 Buyer's Price Option. If, at any time and from time to time, any regulatory agency having jurisdiction over Buyer specifically disallows the inclusion in Buyer's resale rates of an amount per MMBtu paid for gas hereunder, then Buyer may elect to terminate this Contract effective upon a date at least 30 days after written notice to Seller. If Buyer's election to terminate falls between November 1 and the next succeeding April 1, the parties agree to continue performance of this Contract until April 1, or such earlier date as is set forth in notice from Buyer to Seller. In no event, however, shall Seller be required to reduce any price, to refund any amount paid, or to bear any interest or other cost as a result of any such disallowance.

         5.7 Seller's Price Option. If, at any time, Seller is not permitted by applicable law, order or rule to collect any part of a price effective hereunder or any part of such price is subject to a possible refund obligation, then Seller may reduce such price, or part thereof, to that which is collectible without refund or Seller may terminate this Contract by giving 30 days' prior written notice to Buyer. If Seller's election to terminate falls between November 1 of a year and April 1 of the next succeeding year, the parties agree to continue performance of this Contract until April 1, provided, however, if the applicable law, order or rule is from an Alabama regulatory or legislative body, this Contract shall be terminable, on Seller's notice, effective as of the date of such law, order or rule.

         5.8 Transportation Reopener. Either party shall have the right to demand renegotiation of Section 5.4 with 15 days' written notice should *** file and implement published firm or interruptible transportation rates which materially alter the Alternate Commodity Price. Within 30 days of the date of such written notice, the party requesting the renegotiation shall propose amendments to address the specific change(s) in the tariff. During the renegotiation period, the then current terms and conditions shall remain in effect unless otherwise agreed to by both parties. If the parties fail to agree upon new terms and conditions within 60 days of the written notice, Seller shall continue to supply using its proposed amendments and Buyer may, at its option, terminate the Contract with an additional 30 days' written notice.

                                  ARTICLE VI.

                                DELIVERY POINTS

         6.1 Delivery. Points. Gas shall be delivered at the interconnection of the facilities of Transporter and Shell's Yellowhammer Plant or at such other points as are agreed (each of which shall be a "Delivery Point").

         6.2 Title. Title to the gas delivered, sold, and purchased hereunder shall pass from Seller to Buyer at the Delivery Point.

                                  ARTICLE VII.

                              DELIVERY CONDITIONS

         7.1 Facilities. Neither Seller nor Buyer shall be required to construct additional facilities at the Delivery Point.

         7.2 Conditions of Delivery. Gas delivered hereunder shall meet the applicable conditions of quality as defined in *** pipeline tariff and pressure as required from time to time by the operator of the facilities at the Delivery Point. Neither Party has the obligation to compress gas for delivery or receipt hereunder. EXCEPT FOR THE FOREGOING EXPRESS QUALITY SPECIFICATIONS OF THIS SECTION BUYER ACCEPTS THE GAS "AS-IS" AND "WITH ALL FAULTS" AND SELLER EXPRESSLY NEGATES ALL OTHER WARRANTIES,

INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED WITH RESPECT TO THE GAS."

         7.3 Metering. Gas delivered hereunder shall be measured in accordance with the standards used by the operator of the facilities at the Delivery Point.

         7.4 Btu Content. The Btu content of the gas delivered hereunder shall be determined at the Delivery Point each month based upon the average Btu content per cubic foot of all gas delivered during such month. The results of tests for Btu content per cubic foot of gas shall be adjusted to reflect actual conditions of gas at the Delivery Point. The parties agree to rely upon the results of tests conducted by Transporter.

                                 ARTICLE VIII.

                                 FORCE MAJEURE

         8.1 Definition. The term "force majeure" means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, (and evacuations of platforms due to threats of hurricanes) storms, floods, washouts, civil disturbances, explosions, breakage, accidents to machinery or lines of pipe, freezing of wells or lines of pipe, delay in obtaining or failure to obtain materials, equipment, easements, franchises, or permits, failure or refusal of any person to transport gas delivered or to be delivered hereunder, and any other causes, (except financial), whether of a kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension by reason of force majeure and which, by exercise of due diligence, such party is unable to prevent or overcome. The term "force majeure" also means actions of any governmental authority having jurisdiction over Buyer or Seller (or over a person transporting gas for or selling gas to either of them) which result in conditions, limitations, rules, or regulations that materially impair either Buyer's or Seller's ability to perform, including, but not limited to, actions effecting the emergency diversion of gas or limiting uses of gas, but such term does not include actions of any governmental authority affecting the price or prices paid or payable hereunder.

         8.2 Effect. If either party is rendered unable, wholly or in part, by force majeure to carry out its obligations (other than financial obligations) under this Contract, it is agreed that, on such party's giving notice and reasonably full particulars of such force majeure in writing or by telegram or telecopy to the other party within a reasonable time after the occurrence of the cause relied upon, the obligations of both parties, insofar as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. When Seller gives notice of force majeure, the obligation of Buyer to pay a portion of the Reservation Charge under Section 5.1 shall be waived in an amount equal to the Reservation Charge multiplied by the Nominated Quantity which was scheduled but not delivered.

         8.3 Strikes and Lockouts. The settlement of strikes, lockouts, or industrial disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or industrial disturbances by acceding to the demands of any opposing party therein when that course is deemed inadvisable in the sole discretion of the party having the difficulty.

                                  ARTICLE IX.

                                   ACCOUNTING

         9.1 Payments for Gas. Seller shall furnish or cause to be furnished, by the 15th day of the month next following the month in which a charge is incurred, a bill setting forth the Reservation Charge, the quantity of gas nominated and the amount due therefor, and any other charges or fees owed by Buyer. Not later than the 25th day of the month in which Seller has so billed Buyer, Buyer shall pay Seller by wire transfer all undisputed amounts; provided, if Seller's bill is delayed beyond the 15th day of such month, Buyer' s payment of such bill shall not be due until ten days after receipt of such bill. All disputed amounts shall be resolved and paid or credited as soon as possible.

         9.2 Auditing. Each party shall have the right at reasonable hours to examine the books, records, and charts of the other party to the extent necessary to verify the accuracy of any statement, payment, calculation or determination made pursuant to the provisions of this Contract provided that neither party shall be required to reveal documents or information which it deems confidential. If any such examination shall reveal, or if either party shall discover, any error or inaccuracy in its own or the other party's statement, payment, calculation or determination, then proper adjustment and correction thereof shall be made as promptly as practicable after notice thereof, except that no adjustment or correction shall be made unless notice of any such error or inaccuracy is given within twelve months of the end of the year during which such error or inaccuracy occurred.

         9.3 Failure to Pay. Unless based on a good faith dispute, if either party fails to pay the full amount payable to the other party hereunder when due, interest on undisputed amounts shall accrue and be payable from the date on which payment was due until the date payment is made. The rate of such interest shall be two percent above the prime rate quoted from time to time by the Chase

Manhattan Bank, N.A., or successor thereto, provided that the interest rate hereunder shall never exceed the highest rate of interest permitted by applicable law. If any such failure to pay continues for 30 days after written protest by the party entitled to such payment, such party may suspend its deliveries or receipts of gas hereunder, as the case may be, and may terminate this Contract with prior written notice to the non-paying party, provided that such termination shall not be effective prior to the date of suspension of deliveries or receipts of gas. Subject to Article II Section 2.3, the exercise of any such fight shall be in addition to any and all remedies available to the party to which payment is due.

                                   ARTICLE X.

                                      TERM


         10.1 Contract Term. This Contract shall be effective on January 1, 1997, and shall extend through ***.

         10.2 Termination Rights. If, at any time, either party or its parent or affiliate is materially affected by any law, order or rule in a manner which such affected party, in its sole discretion, finds unacceptable, then the party so affected may suspend performance under this Contract for the duration of such law, order, or rule by written notice to the other party. The party receiving notice of suspended performance shall have the fight, on thirty days' prior written notice, to cancel this Contract.

         10.3 Notices of Cancellation. Notwithstanding any provision to the contrary, any notice of cancellation by either party hereto shall be effective on the first day of the month following the end of any specified notice period.

                                  ARTICLE XI.

                                INDEMNIFICATION

         11.1 Indemnification. As between the. parties hereto, Seller shall be in control and possession of gas and responsible for any injuries, claims, liabilities or damages caused thereby until the gas has been delivered to Buyer at the Delivery Point, and, after such delivery, Buyer shall be in control and possession of the gas and responsible for any injuries, claims, liabilities or damages caused thereby. The party so in possession and control of the gas shall indemnify the other party in respect to any injuries, claims, liabilities or damages occurring while the gas is in the former party' s possession and control.

                                  ARTICLE XII.

                                    WARRANTY


         12.1 Warranty. Seller warrants title to the gas delivered hereunder, the right to sell the same, and that it is free from all liens and adverse claims.

                                 ARTICLE XIII.

                             ADDRESSES AND NOTICES

         13.1 Addresses. All notices to be given hereunder shall be in writing via mail or fax and shall be addressed to the respective parties at the addresses stated below or to such other addresses as they shall respectively designate hereafter in writing from time to time:

         To Seller:       Coral Energy Resources, L.P.
                          909 Fannin, Suite 700
                          Houston, Texas, 77010
                          Attention: Trading Administration & Analysis
                          Facsimile: (713) 767-5644

         To Buyer:        Mobile Gas Service Corporation
                          ATTN. Mr. J. Harris Oswalt
                          P.O. Box 2248
                          Mobile, AL 36652 Facsimile: (334) 476-8292

         For the purpose of payments as described in Section 9.1:

                 To Seller:                Coral Energy Resources, L.P.
                 by wire transfer:         NationsBank Dallas, TX
                                           ABA Number 111000012
                                           Account No. 3750770027

                 To Buyer:                 Mobile Gas Service Corporation
                                           P.O. Box 2248
                                           Mobile, AL 36652

         13.2 Notices. All notices required or permitted to be given under this Contract shall be in writing and addressed as set forth above or to such other address as either party may designate by like notice and shall be given by personal delivery or transmitted by telex, or other electronic medium, or by mail, postage prepaid, to the addresses of the parties shown above. Notice by personal delivery or electronic medium shall be effective when received, and notice by mail shall be effective when deposited, postage prepaid, with the United States Postal Service.

                                  ARTICLE XIV.

                             SUCCESSORS AND ASSIGNS

         14.1 Binding of Terms. All the terms and conditions of this Contract shall extend to and be binding upon the respective successors and assigns of the parties hereto.

         14.2 Assignments. The rights and obligations of either party hereunder shall not be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld.





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
                                  ARTICLE XV.

                                 MISCELLANEOUS

         15.1 Waiver. No waiver by Buyer or Seller of any default of the other party under this Contract shall operate as a waiver of any subsequent default, whether of a like or a different character.

         15.2 Performance. Any provision herein which requires action by either party where a performance date is not specified shall require performance of such action within a reasonable time.

         15.3 Drafting. As between the parties hereto, it shall be conclusively presumed that each and every provision of this Contract was drafted jointly by Seller and Buyer.

         15.4 Parties' Agents. The parties recognize that persons other than Seller or Buyer may perform some of the obligations imposed upon Seller or Buyer in this Contract. Any reference to either Buyer or Seller herein shall be deemed to include such other persons, but each party hereto shall remain at all times responsible to the other for the performance of all obligations. Notwithstanding the above, in the event that Buyer should at any time during the term of the Contract allow a third party, whether an affiliate or otherwise, to manage the Contract on Buyer' s behalf, then Seller at its sole option, may demand a redetermination of the Reservation Charge upon prior written notice to Buyer. The parties agree to negotiate in good faith to arrive at a mutually agreeable redetermined Reservation Charge within thirty
(30) days of Seller's demand.

         15.5 Merger. This Contract sets forth all understandings between the parties respecting the subject matter of this transaction, and all prior agreements, understandings, and representations, whether oral or written, representing this subject matter are merged into and superseded by this





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
Contract. No modifications or amendment of this Contract shall be binding on either party unless in writing and signed by the party to be bound.

                                  ARTICLE XVI.

                                CONFIDENTIALITY

         16.1 Confidentiality. Each Party agrees that it will maintain this Contract and all parts and contents thereof in strictest confidence and that it will not cause or permit disclosure to any third party of this Contract or of the contents thereof, except for such information as may be necessary to arrange for transportation, without the prior express written consent of the other party; provided, however, that such third party restriction does not apply to an affiliated company of either party. Disclosure to a third party is restricted by and permitted only to the extent to which either party is required to disclose all or part of this specific Contract by a statute or by a court, or agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, or by regulation or other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents). Each party expressly understands that unless the current laws and regulations change and require otherwise, this Contract shall not be filed by such party with its Form 10-K with the Security and Exchange Commission of the United States of America.

         16.2 Notice. If either party is or becomes aware of a statute, regulation, order, other compulsory process, or a judicial or governmental proceeding that has resulted or may result in such compulsory disclosure, it shall so notify the other party immediately and shall provide a copy of the order, regulation or compulsory process as soon as it is available. Each party further agrees to cooperate to the fullest extent in seeking confidential status to protect any material so disclosed.

         16.3 Counsel. The parties hereto acknowledge that independent legal counsel may, from time to time, be provided with a copy of the Contract and agree that such disclosure does not require express written consent, provided that such counsel affirms in writing to its client that it agrees to abide by the terms and conditions of this Article XVI.

         16.4 This Agreement is subject to approval by the Alabama Public Service Commission ("APSC"). Buyer shall notify Seller of such APSC approval or disapproval with ten (10) days of Buyer's notification. Seller and Buyer shall each have the opportunity for (thirty) 30 days after receipt of Buyer's notice to offer to the other changes to the Contract to remedy the reasons for the disapproval. If no mutual agreement is reached within such thirty (30) days, then this Contract shall terminate on the last day of the month following one month after receipt of such notification from Buyer. Buyer shall remain liable to seller in accordance with all provisions of the Contract prior to such termination.

         IN WITNESS WHEREOF, this Contract is executed as of the date first above written.

                                       CORAL ENERGY RESOURCES L.P.



                                       By:  /s/ Wes Blankenship
                                            ------------------------------------
                                            Senior Vice President

                                       MOBILE GAS SERVICE CORPORATION


                                       By:  /s/ Gerald S. Keen
                                            ------------------------------------
                                            Vice President, Operations




Signature page to Gas Sale and Purchase Contract dated January 1, 1997.





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